Exhibit 99.1
Horizon Offshore to Present at
Oppenheimer Oil Services and Equipment Investor Conference
HOUSTON, August 9, 2006 – Horizon Offshore, Inc. (NASDAQ/NM: HOFF) plans to make a presentation to the investment community at the Oppenheimer Oil Services and Equipment Investor Conference in Boston, MA. The presentation is scheduled for 4:00 p.m. Eastern time, Thursday, August 10, 2006, and will be held at the Hilton Boston Financial District (formerly Wyndham Boston), located at 89 Broad St. in Boston. The presentation by David W. Sharp, the Company’s Chief Executive Officer, and by Ronald D. Mogel, the Company’s Chief Financial Officer, will be available via live webcast on the Oppenheimer web site at http://www.internetvideochannel.com/oppenheimer/oil.htm.
Listeners should go to the site at least fifteen minutes prior to the event to register. (Windows Media Player or Real Player is required)
About Horizon Offshore, Inc.
Horizon and its subsidiaries provide marine construction services for the offshore oil and gas industry. The Company’s fleet is used to perform a wide range of marine construction activities, including installation and repair of marine pipelines to transport oil and gas and other sub sea production systems, and the installation and abandonment of production platforms.

Contact:	Ronald D. Mogel
(713) 243-2753
Horizon Offshore, Inc.